Exhibit 10.3

AMENDMENT NO. 2 TO

CAPITAL SUPPORT AGREEMENT

This Amendment No. 2 (the “Amendment”) to the Capital Support Agreement, is made as of the 29th day of September 2008, by and between NORTHERN TRUST CORPORATION (the “Support Provider”) and NORTHERN INSTITUTIONAL FUNDS (the “Trust”), on behalf of its series the Diversified Assets Portfolio (the “Fund”).

WHEREAS, the parties have entered into a Capital Support Agreement (the “Agreement”), dated as of February 21, 2008 and amended the Agreement on July 15, 2008; and

WHEREAS, the Support Provider wishes to increase the level of capital support provided to the Fund; and

WHEREAS, the parties desire to further amend the Agreement on the terms and subject to the conditions provided herein;

NOW THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Unless otherwise expressly provided herein, capitalized terms shall have the meanings assigned to them in the Agreement.

2. Section 1(e) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

(e) “Maximum Contribution Amount” means ninety million dollars ($90,000,000). The Maximum Contribution Amount may be increased at any time as agreed by the Trust and the Support Provider.

3. Section 3(a) of the Agreement is hereby deleted in its entirety and replaced as set forth below:

(a) If a Contribution Event occurs prior to the occurrence of a Termination Event (defined below), the Support Provider will make a Capital Contribution to the Fund in the amount equal to the least of (i) the Loss incurred as a result of Contribution Event; or (ii) the Maximum Contribution Amount reduced by the amount of any Capital Contribution previously made by the Support Provider to the Fund.

IN WITNESS WHEREOF, the parties caused this Amendment No. 2 to the Capital Support Agreement to be executed as of the date specified above.

NORTHERN TRUST CORPORATION

By:	/s/ William R. Dodds, Jr.
Name:	William R. Dodds, Jr.
Title:	Treasurer

ADDRESS FOR NOTICES:

50 S. LaSalle St.
Chicago, IL 60603

Attn:	William R. Dodds, Jr.

NORTHERN INSTITUTIONAL FUNDS FOR AND ON BEHALF OF ITS DIVERSIFIED ASSETS PORTFOLIO

By:	/s/ Lloyd A. Wennlund
Name:	Lloyd A. Wennlund
Title:	President

ADDRESS FOR NOTICES:

50 S. LaSalle St.
Chicago, IL 60603

Attn:	Lloyd A. Wennlund

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